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                       DISTRIBUTION AND SERVICES AGREEMENT
                               FOR CLASS S SHARES

         This Agreement is made as of May 1, 2002, between Neuberger Berman Advisers Management Trust, a Delaware business trust ("Trust"), and Neuberger Berman Management Inc., a New York corporation (the "Distributor").

         WHEREAS, the Trust is registered under the Investment Company Act of 1940, as amended ("1940 Act"), as an open-end, management investment company and has established several separate series of shares of beneficial interest ("Shares"), with each series having its own assets, liabilities, and investment policies;

         WHEREAS, the series issue and sell or propose to issue and sell their Shares to separate accounts of life insurance companies ("Life Companies") to serve as investment vehicles for variable annuities and/or variable life contracts issued by such Life Companies ("Variable Contracts") and may issue and sell their Shares to such other persons who may purchase under Treasury Regulation ss.1.817-5, which may include, among others, qualified pension and retirement plans ("Qualified Plans");

         WHEREAS, certain of the series intend to issue Shares of a class designated as Class S.

         WHEREAS, the Trust desires to retain the Distributor to furnish certain distribution, shareholder and administrative services with respect to Class S of each series listed in Schedule A attached hereto (each such series a "Portfolio"); and with respect to Class S of such other series of the Trust hereinafter established as agreed to from time to time by the parties, evidenced by an addendum to Schedule A (hereinafter "Portfolio" shall refer to each Portfolio which is subject to this Agreement and all agreements and actions described herein to be made or taken by a Portfolio shall be made or taken by the Trust on behalf of the Portfolio), and the Distributor is willing to furnish such services,

         WHEREAS, the Trust has approved a Distribution and Shareholder Services Plan for Class S Shares pursuant to Rule 12b-1 under the 1940 Act ("Plan") with respect to Class S Shares of each Portfolio (hereinafter "Shares" shall refer to Class S Shares of a Portfolio).

         NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, the parties agree as follows:

                  1. The Trust hereby appoints the Distributor as agent to sell Shares to separate accounts of Life Companies, to Qualified Plans, and to such other persons as may be permitted by law, and the Distributor hereby accepts such appointment. All sales by the Distributor shall be expressly subject to acceptance by the Trust, acting on behalf of the Portfolio.

                  2.       (a)      The Distributor agrees that (i) all Shares
sold by the Distributor shall be sold at the net asset value ("NAV") thereof as described in Section 3 hereof, and (ii) the Portfolio shall receive 100% of such NAV.

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                           (b)      The  Shares may be sold in accordance with
the following: fund participation or other agreements between the Trust, the Distributor, and the Life Companies; agreements between the Trust or the Distributor and Qualified Plans or the trustees of such plans; agreements with other financial intermediaries. The Shares may also be offered directly to persons eligible to purchase the Shares.

                           (c)      The Distributor may enter into agreements,
in form and substance satisfactory to the Trust, with dealers selected by the Distributor, providing for the sale to such dealers and resale by such dealers of Shares at their NAV. The Distributor may compensate dealers for services they provide under such agreements.

                           (d)      The  Distributor  can use any of the
officers and employees of Neuberger Berman, LLC to provide any of the services or reports required under this agreement.

                  3. The Trust agrees to supply to the Distributor, promptly after the time or times at which NAV is determined, on each day on which NAV is determined as provided in the then-current Prospectus and/or Statement of Additional Information ("SAI") of the pertinent Portfolio (each such day a "business day"), a statement of the NAV of each Portfolio, having been determined in the manner set forth in the then-current Prospectus and/or SAI of the pertinent Portfolio. Each determination of NAV shall take effect as of such time or times on each business day as set forth in the then-current Prospectus and/or SAI of the pertinent Portfolio, and shall prevail until the time as of which the next determination is made.

                  4. Upon receipt by the Trust at its principal place of business of an order from the Distributor, the Trust shall, if it elects to accept such order, as promptly as practicable, cause the Shares purchased by such order to be delivered in such amounts and in such names as the Distributor shall specify or as agreed upon in a fund participation agreement or other agreement with a Life Company or other offeree, against payment therefor in such manner as may be acceptable to the Trust or as agreed upon in a fund participation agreement or other agreement with a Life Company or other offeree. The Trust may, in its discretion, refuse to accept any order for the purchase of Shares that the Distributor may tender to it.

                  5.         (a)        All sales literature and advertisements
used by the Distributor in connection with sales of Shares shall be subject to approval by the Trust. The Trust authorizes the Distributor, in connection with the sale or arranging for the sale of Shares of any Portfolio, to provide only such information and to make only such statements or representations as are contained in the Portfolio's then-current Prospectus and/or SAI or in such financial and other statements furnished to the Distributor pursuant to the next paragraph or as may properly be included in sales literature or advertisements in accordance with the provisions of the Securities Act of 1933, as amended (the "1933 Act"), the 1940 Act and applicable rules of self-regulatory organizations. Neither the Trust nor any Portfolio shall be responsible in any way for any information provided or statements or representations made by the Distributor or its representatives or agents other than the information, statements and representations described in the preceding sentence.

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                           (b)      Each Portfolio shall keep the Distributor
fully informed with regard to its affairs, shall furnish the Distributor with a copy of all of its financial statements and a signed copy of each report prepared for it by its independent auditors, and shall cooperate fully in the efforts of the Distributor to negotiate and sell Shares of such Portfolio and in the Distributor's performance of all its duties under this Agreement.

                  6. The Distributor, as agent of each Portfolio and for the account and risk of each Portfolio, is authorized, subject to the direction of the Trust, to accept orders to redeem outstanding Shares of such Portfolio when properly tendered by shareholders pursuant to the redemption right granted to such Portfolio's shareholders by the Trust Instrument of the Trust, as from time to time in effect, at a redemption price equal to the NAV per Share of such Portfolio next determined after proper tender and acceptance, subject to any fees on redeemed Shares that are described in the then-current Prospectus and/or SAI of the pertinent Portfolio, or as agreed upon in a fund participation agreement or other agreement with a Life Company or other offeree. The Trust has delivered to the Distributor a copy of the Trust's Trust Instrument as currently in effect and agrees to deliver to the Distributor any amendments thereto promptly upon filing thereof with the Office of the Secretary of State of the State of Delaware.

                  7. The Distributor shall assume and pay or reimburse each Portfolio for the following expenses of such Portfolio: (i) costs of printing and distributing reports, prospectuses and SAIs for other than existing shareholders used in connection with the sale or offering of the Portfolios' Shares; and (ii) costs of preparing, printing and distributing all advertising and sales literature relating to such Portfolio printed at the instruction of the Distributor. The Distributor shall pay all its own costs and expenses connected with the sale of Shares and may pay the compensation and expenses, including overhead and telephone and other communication expenses, of organizations and employees that engage in or support the distribution of Shares and/or in support of rendering services to persons with interest in the Shares.

                  8. Each Portfolio shall maintain a currently effective Registration Statement on Form N-1A with respect to such Portfolio and shall file with the Securities and Exchange Commission (the "SEC") such reports and other documents as may be required under the 1933 Act and the 1940 Act, or the rules and regulations of the SEC thereunder.

                  Each Portfolio represents and warrants that the Registration Statement, post-effective amendments, Prospectus and SAI (excluding statements relating to the Distributor and the services it provides that are based upon written information furnished by the Distributor expressly for inclusion therein) of such Portfolio shall not contain any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that all statements or information furnished to the Distributor, pursuant to Section 5(b) hereof, shall be true and correct in all material respects.

                  9. In addition to the foregoing, the Distributor agrees to provide or obtain certain administrative and shareholder services with respect to Class S of each Portfolio. Such services may include, but are not limited to, the following: administering periodic investment and periodic withdrawal programs; researching and providing historical account activity information for shareholders requesting it; preparing and mailing account and confirmation statements to account holders; preparing and mailing tax forms to account holders; serving as custodian to retirement plans investing in Shares; dealing appropriately with abandoned accounts; collating and reporting the number of Shares attributable to each state for blue sky registration and reporting purposes; identifying and reporting transactions exempt from blue sky registration requirements; and providing and maintaining ongoing shareholder services for the duration of the shareholders' investment in Shares of each Portfolio, which may include updates on performance, total return, other related statistical information, and a continual analysis of the suitability of the investment in Shares of each Portfolio. Such services may also include services to Life Companies, their affiliates, or current and prospective owners of Variable Contracts, including, but not limited to, the following: teleservicing support in connection with the Portfolios; delivery and responding to inquires respecting Portfolio Prospectuses and/or SAIs, reports, notices, proxies and proxy statements and other information respecting the Portfolios (but not including services paid for by the Trust such as printing and mailing); facilitation of the tabulation of Variable Contract owners' votes in the event of a meeting of Trust shareholders; maintenance of Variable Contract records reflecting Shares purchased and redeemed and Share balances, and the conveyance of that information to the Trust, or its transfer agent as may be reasonably requested; provision of support services including providing information about the Trust and its Portfolios and answering questions concerning the Trust and its Portfolios, including questions respecting Variable Contract owners' interests in one or more Portfolios; provision and administration of Variable Contract features for the benefit of Variable Contract owners participating in the Trust including fund transfers, dollar cost averaging, asset allocation, portfolio rebalancing, earnings sweep, and pre-authorized deposits and withdrawals; and provision of other services as may be agreed upon from time to time.

                  The Distributor may subcontract to third parties some or all of its responsibilities to the Portfolio under this paragraph. The Distributor may pay compensation and expenses, including overhead and telephone and other communication expenses, to organizations and employees who provide such services, including Life Companies and their affiliates.

                  10. As compensation for the distribution, shareholder and administrative services provided under this Agreement, the Distributor shall receive from the Shares of each Portfolio a fee at the rate and under the terms and conditions set forth in the Plan adopted by the Trust's Board of Trustees for the Shares of the Portfolio, as such Plan may be amended from time to time. Such amounts shall be compensation to the Distributor for such services without regard to the Distributor's actual expenses for rendering such services, which may be less than or greater than the amounts paid to the Distributor as compensation hereunder. In addition to the expenditures specifically authorized herein, the Distributor may spend with respect to the Shares such amounts as it deems appropriate for any purpose consistent with the Plan, as amended from time to time.

                  11. The Distributor shall prepare, at least quarterly, reports for the Trustees showing expenditures under this Agreement and the purposes for which such expenditures were made. Such reports shall be in a format suitable to ensure compliance with the applicable requirements of the SEC and the National Association of Securities Dealers.

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                  12.        (a)        This Agreement shall become effective
with respect to a Portfolio on the date indicated in Schedule A and, unless sooner terminated as herein provided, this Agreement shall remain in effect until May 1, 2004, unless renewed as hereinafter provided prior to that date, and may be continued from year to year thereafter; provided, that such continuance shall be specifically approved each year by the Trustees or by a majority of the outstanding voting securities of the Portfolio, and in either case, also by a majority of the Trustees who are not interested persons of the Trust or the Distributor ("Disinterested Trustees"). This Agreement may be amended as to any Portfolio with the approval of the Trustees or of a majority of the outstanding voting securities of such Portfolio; provided, that in either case, such amendment also shall be approved by a majority of the Disinterested Trustees.

                           (b)      Either party may terminate this Agreement
without the payment of any penalty, upon not more than sixty days' nor less than thirty days' written notice delivered personally or mailed by registered mail, postage prepaid, to the other party; provided, that in the case of termination by any Portfolio, such action shall have been authorized (i) by resolution of the Trustees, or (ii) by vote of a majority of the outstanding voting securities of such Portfolio, or (iii) by written consent of a majority of the Disinterested Trustees.

                           (c)      This Agreement shall automatically terminate
upon its "assignment" by the Distributor.

                           (d)      Any question of interpretation of any term
or provision of this Agreement having a counterpart in or otherwise derived from a term or provision of the 1940 Act shall be resolved by reference to such term or provision of the 1940 Act and to interpretation thereof, if any, by the United States courts or by rules, regulations, orders, or interpretations of the SEC. Specifically, the terms "interested persons," "assignment" and "vote of a majority of the outstanding voting securities", as used in this Agreement, shall have the meanings assigned to them by Section 2(a) of the 1940 Act. In addition, when the effect of a requirement of the 1940 Act reflected in any provision of this Agreement is modified, interpreted or relaxed by a rule, regulation or order of the SEC, whether of special or of general application, such provision shall be deemed to incorporate the effect of such rule, regulation or order. The Trust and the Distributor may from time to time agree on such provisions interpreting or clarifying the provisions of this Agreement as, in their joint opinion, are consistent with the general tenor of this Agreement and with the specific provisions of this Section 12(d). Any such interpretation or clarification shall be in writing signed by the parties and annexed hereto, but no such interpretation or clarification shall be effective if in contravention of any applicable federal or state law or regulation, and no such interpretation or clarification shall be deemed to be an amendment of this Agreement.

                           No term or provision of this Agreement shall be
construed to require the Distributor to provide distribution services to any series of the Trust other than the Portfolios listed in Schedule A, or to require Class S or any Portfolio to pay any compensation or expenses that are properly allocable, in a manner approved by the Trustees, to a class or series of the Trust other than Class S or such Portfolio.

                           (e)      This Agreement is made and to be
principally performed in the State of New York, and except insofar as the 1940 Act or other federal laws and regulations may be controlling, this Agreement shall be governed by, and construed and enforced in accordance with, the internal laws of the State of New York.

                           (f)      This Agreement is made by the Trust solely
with respect to Class S of the Portfolio, and the obligations created hereby bind only assets belonging to Class S of that Portfolio.

                  13. The Distributor or one of its affiliates may from time to time deem it desirable to offer to the list of shareholders of Class S of each Portfolio the shares of other mutual funds for which it acts as Distributor, including other series of the Trust or other products or services; however any such use of the list of shareholders of any Series shall conform to applicable law and shall be made subject to such terms and conditions, if any, as shall be approved by a majority of the Disinterested Trustees.

                  14. The Distributor shall look only to the assets of Class S of a Portfolio for the performance of this Agreement by the Trust on behalf of such Portfolio, and neither the Trustees nor any of the Trust's officers, employees or agents, whether past, present or future, shall be personally liable therefor.

                  IN WITNESS WHEREOF, the parties hereto have caused this instrument to be duly executed by their duly authorized officers and under their respective seals.

Attest:                                         NEUBERGER BERMAN
                                                ADVISERS MANAGEMENT TRUST



------------------------------                  -----------------------------
Secretary                                       By:
                                                Title:


Attest:                                         NEUBERGER BERMAN
                                                MANAGEMENT INC.



--------------------------------                ------------------------------
Secretary                                       By:
                                                Title:


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                   NEUBERGER BERMAN ADVISERS MANAGEMENT TRUST
                       DISTRIBUTION AND SERVICES AGREEMENT


                                   SCHEDULE A


PORTFOLIO                                               DATE ADDED TO AGREEMENT
---------                                               -----------------------
International Portfolio                                       May 1, 2002

Guardian Portfolio                                            May 1, 2002

Fasciano Portfolio                                            May 1, 2002

Focus Portfolio                                               May 1, 2002